Exhibit 99
News Release

August 11, 2011

For Release:	Immediately
Contact:	Denise VanBuren (845) 471-8323

CH Energy Group Divests Shirley Wind Farm

(POUGHKEEPSIE, NY)  CH Energy Group, Inc. (NYSE:CHG) subsidiary Central Hudson Enterprises Corporation has sold the Shirley Wind Farm facility in Glenmore, Wisconsin, to DEGS Wind I, LLC, a subsidiary of Duke Energy Corporation. The closing took place today. The wind project was first acquired by CH Energy Group in 2009.

“This divestiture is consistent with CH Energy Group’s strategy,” said Chairman of the Board, President and C.E.O. Steven V. Lant. “Proceeds available to CH Energy Group from this sale are anticipated to repay approximately $20 million in outstanding CH Energy Group debt and repurchase common stock,” he said.

“After including the financial effect of the early debt retirement, this transaction is expected to result in a modest gain,” Lant added.

Morrison & Foerster served as legal counsel and Marathon Capital as financial advisor to CH Energy Group.

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About CH Energy Group, Inc.: CH Energy Group, Inc. is predominantly a regulated transmission and distribution utility, headquartered in Poughkeepsie, NY. Central Hudson Gas & Electric Corporation serves approximately 300,000 electric and about 74,000 natural gas customers in eight counties of New York State’s Mid-Hudson River Valley, delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany.  CH Energy Group also operates Central Hudson Enterprises Corporation (CHEC), a non-regulated subsidiary composed primarily of Griffith Energy Services, which supplies energy products and services to approximately 57,000 customers in the Mid Atlantic Region, as well as several renewable energy investments.

Forward-Looking Statements: Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group’s and Central Hudson’s future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; the ability of the Company to divest non-core assets at acceptable prices within expected time frames, legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.